UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2009

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 8, 2009, Encore Capital Group, Inc. announced that it has settled a dispute with Jefferson Capital Systems, LLC and its parent, CompuCredit Corporation, under various agreements among the parties. Under the terms of the settlement, Encore’s obligations relating to the purchase and delivery of accounts under the Asset Purchase and Forward Flow Agreement dated June 2, 2005, as amended, as well as the related Balance Transfer Agreement dated the same date were satisfied through its purchase of a large portfolio of charged-off credit card accounts on commercially reasonable terms and the resumption of the balance transfer program with Jefferson Capital. Encore’s forward flow asset of $10.3 million as of June 30, 2009 will be fully allocated to the purchase of this portfolio.

Encore also agreed to return to Jefferson Capital certain accounts that are subject to a settlement among Jefferson Capital, CompuCredit, the Federal Trade Commission and Federal Deposit Insurance Corporation. We do not believe that the return of these accounts will have a material effect on our consolidated financial position or results of operations.

A copy of Encore’s press release dated September 8, 2009 is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this current report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated September 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: September 8, 2009	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated September 8, 2009.